UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 14, 2026 (April 9, 2026)

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation or Organization	I.R.S. Employer Identification No.

001-38646	Dow Inc. 2211 H.H. Dow Way, Midland, MI 48674 (989) 636-1000	Delaware	30-1128146

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Dow Inc.	Common Stock, par value $0.01 per share	DOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                         ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On April 14, 2026, Dow Inc. (“Dow” or the “Company”) announced that on April 9, 2026 the Board of Directors (the “Board”) appointed Karen S. Carter as Chief Executive Officer of the Company, effective July 1, 2026. Ms. Carter will succeed Jim Fitterling, who will remain an employee of the Company and transition from Chief Executive Officer to Executive Chair effective July 1, 2026. He will serve as Executive Chair of the Board and continue to serve as a Director until the 2027 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

As Chief Executive Officer, Ms. Carter will lead the execution of Dow’s global strategy and management of its enterprise operations. As Executive Chair, Mr. Fitterling will continue to chair the Board and focus on long-term strategy, governance and key external relationships. Richard K. Davis will continue to serve as Dow’s Independent Lead Director.

Ms. Carter, 55, brings more than three decades of experience at Dow. She has served as Dow’s Chief Operating Officer since December 2024 with oversight for business and operational performance across the Company and responsibility for Dow’s operating segments and key functional organizations, while strengthening customer engagement and accelerating innovation. Prior to her role as Chief Operating Officer, Ms. Carter served as President of Dow’s Packaging & Specialty Plastics business segment, the Company’s largest operating segment, from 2022 to 2024 and as Dow’s Chief Human Resources Officer and Chief Inclusion Officer from 2019 to 2022. Prior to those roles, Ms. Carter held roles of increasing responsibility in business, commercial, and corporate functions at Dow.

There are no arrangements or understandings between Ms. Carter and any other persons pursuant to which Ms. Carter was elected as Chief Executive Officer of the Company. There are no family relationships between Ms. Carter and any of the Company’s directors or executive officers. There are no transactions in which Ms. Carter has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of New Director

On April 9, 2026, the Board expanded the size of the Board from twelve to thirteen members and appointed Karen S. Carter to serve as a Director of the Board, effective July 1, 2026 until the 2027 Annual Meeting of Stockholders or until a successor is duly elected and qualified. Ms. Carter is not independent and will not be named to serve on any Board Committees. Ms. Carter will not receive any additional compensation to serve as a Director.

As noted above, there are no transactions in which Ms. Carter has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Carter and any other persons pursuant to which Ms. Carter was elected as a Director.

Amendment of the 2019 Stock Incentive Plan

As described under Item 5.07 below, the stockholders of the Company approved an amendment to the Dow Inc. 2019 Stock Incentive Plan, as previously amended on April 15, 2021 (“the Plan”) at the Company’s 2026 Annual Meeting of Stockholders (“2026 Meeting”). The Board approved the amendment to the Plan on February 12, 2026, subject to stockholder approval. The amendment became effective upon stockholder approval and increased the number of shares available for issuance under the Plan from 125 million to 185 million. A description of the Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on February 27, 2026 (the “Proxy Statement”) and incorporated herein by reference. A copy of the amendment to the Plan is attached hereto as Exhibit 10.5.12 and incorporated herein by reference. All executive officers of the Company are eligible for awards under the Plan as amended.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 9, 2026, Dow held its 2026 Meeting. As of the close of business on February 13, 2026, the record date for the 2026 Meeting, 719,619,373 shares of the Company’s common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote. A total of 594,483,736 shares of common stock were voted in person or by proxy, representing 82.61% of the shares entitled to be voted and constituting a quorum. Abstentions and broker non-votes were included in determining the presence of a quorum for the 2026 Meeting.

The Company’s Bylaws prescribe the voting standard for election of Directors as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of Directors to be elected. Agenda Items must receive more for votes than against votes in order to be approved. Abstentions and broker non-votes were not counted and did not have an effect on the outcome of any matter except with respect to Agenda Item 5 (collectively, the “Voting Standard”).

Summary of Final Voting Results of the 2026 Meeting

The following is a summary of the final voting results on the matters considered and voted upon at the 2026 Meeting, all of which are described in the Proxy Statement.

In accordance with the Voting Standard, stockholders voted in favor of Agenda Item 1 (Election of Directors), with each of the twelve Director nominees named in the Proxy Statement receiving votes in favor of their election in the range of 93-97%. Stockholders voted in favor of each of the management proposals, as Agenda Item 2 (Advisory Resolution to Approve Executive Compensation) received 91% of the votes cast in favor of the proposal, Agenda Item 3 (Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation) received 97% of the votes cast in favor of 1 year, Agenda Item 4 (Approval of the Amendment to the 2019 Stock Incentive Plan) received 76% of votes cast in favor of the proposal, and Agenda Item 5 (Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2026) received 94% of the votes cast in favor of the proposal. All percentages set forth above are rounded down to the nearest whole number.

The following are the detailed final voting results on each of the matters considered and voted upon at the 2026 Meeting, all of which are described in the Proxy Statement.

Agenda Item 1: Election of Directors

The Company’s stockholders elected the following twelve nominees to serve on the Board of the Company until the 2027 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

Director	For	Against	Abstain	Broker Non-Votes
Samuel R. Allen	445,877,861	29,284,594	2,369,821	116,951,460
Gaurdie E. Banister Jr.	459,881,943	15,412,191	2,238,142	116,951,460
Wesley G. Bush	460,414,909	14,937,648	2,179,719	116,951,460
Richard K. Davis	455,776,251	19,608,984	2,147,041	116,951,460
Jerri DeVard	461,476,103	13,881,108	2,175,065	116,951,460
Debra L. Dial	463,405,404	12,059,229	2,067,643	116,951,460
Jeff M. Fettig	450,019,497	25,268,484	2,244,295	116,951,460
Jim Fitterling	452,030,480	23,452,755	2,049,041	116,951,460
Jacqueline C. Hinman	448,048,363	27,362,217	2,121,696	116,951,460
Luis Alberto Moreno	462,930,497	12,348,154	2,253,625	116,951,460
Jill S. Wyant	463,607,690	11,771,355	2,153,231	116,951,460
Daniel W. Yohannes	459,126,787	16,128,068	2,277,421	116,951,460

Agenda Item 2: Advisory Resolution to Approve Executive Compensation

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
433,205,402	40,975,195	3,351,679	116,951,460

Agenda Item 3: Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation

The Company’s stockholders approved, on an advisory basis, 1 year as the frequency for future advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
464,062,679	2,572,125	8,010,692	2,886,780	116,951,460

The Company will include an advisory vote to approve executive compensation on an annual basis until the next required vote on the frequency of future advisory votes to approve executive compensation.

Agenda Item 4: Approval of the Amendment to the 2019 Stock Incentive Plan

The Company’s stockholders approved the Amendment to the 2019 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
362,953,443	111,146,087	3,432,746	116,951,460

Agenda Item 5: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026.

For	Against	Abstain	Broker Non-Votes
560,189,919	31,357,741	2,936,076	0

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On April 9, 2026, the Company issued a press release announcing the preliminary results from the 2026 Meeting. On April 14, 2026, the Company issued a press release announcing the executive leadership transition described in Section 5 above. Copies of the press releases are attached hereto as Exhibit 99.1 and 99.2, respectively. The press releases are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall the press releases be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Section 8 – Other Events

Item 8.01 Other Events.

Board Leadership Structure

The Board elected Richard K. Davis to serve as the Independent Lead Director effective April 9, 2026, until the first Board meeting following the 2027 Annual Meeting of Stockholders and until a successor is duly elected and qualified.

The Board then elected the following Directors to serve on the designated committees of the Board effective April 9, 2026, until the first Board meeting following the 2027 Annual Meeting of Stockholders and until a successor is duly elected and qualified:

Audit Committee: Wesley G. Bush, Richard K. Davis, Jerri DeVard, Debra L. Dial and Daniel W. Yohannes were elected as members of the Audit Committee of the Board. Debra L. Dial was elected the Chair of the Committee.

Compensation and Leadership Development Committee: Samuel R. Allen, Gaurdie E. Banister Jr., Richard K. Davis, Jeff M. Fettig, Jacqueline C. Hinman, Luis Alberto Moreno and Jill S. Wyant were elected as members of the Compensation and Leadership Development Committee of the Board. Jeff M. Fettig was elected the Chair of the Committee.

Corporate Governance Committee: Samuel R. Allen, Gaurdie E. Banister Jr., Wesley G. Bush, Richard K. Davis, Debra L. Dial, Jeff M. Fettig and Daniel W. Yohannes were elected as members of the Corporate Governance Committee of the Board. Samuel R. Allen was elected the Chair of the Committee.

Environment, Health, Safety & Technology Committee: Wesley G. Bush, Jerri DeVard, Debra L. Dial, Jacqueline C. Hinman, Luis Alberto Moreno and Jill S. Wyant were elected as members of the Environment, Health, Safety & Technology Committee of the Board. Wesley G. Bush was elected the Chair of the Committee.

Section 9 – Financial Statements and Exhibit

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit No.	Exhibit Description

10.5.12	An Amendment to the Dow Inc. 2019 Stock Incentive Plan effective as of April 9, 2026.

99.1	Press release issued by Dow on April 9, 2026.

99.2	Press release issued by Dow on April 14, 2026.

104	Cover Page Interactive Data File. The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded with the Inline XBRL document.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW INC.

Date: April 14, 2026

/s/ SHANDELL S. MASSEY

Shandell S. Massey

Corporate Secretary and Assistant General Counsel